                                  Exhibit 23(b)






INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Registration Statement of Camco Financial Corporation on Form S-4 of our report dated March 4, 1994 (except for share and per share data as described in Note 1 as to which the date is May 24, 1994) appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP



Columbus, Ohio
June 19, 1996